SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 23, 2005
Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

203-625-0770
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

                On December 23, 2005, Security Capital Corporation (AMEX: SCC) (the “Company”), Primrose Holdings, Inc., the Company’s 98.5%-owned subsidiary (“Primrose”), and Capital Partners, Inc. (“Capital Partners”) entered into a Second Amended and Restated Advisory Services Agreement (the “Amended Advisory Services Agreement”).  The Amended Advisory Services Agreement becomes effective January 1, 2006, and amends and restates the Amended and Restated Advisory Services Agreement dated as of January 1, 2004 between the Company and Capital Partners (the “Advisory Services Agreement”).  The terms of the Amended Advisory Services Agreement were established through arms’-length negotiations between Capital Partners and the independent members of the Company’s Board of Directors (the “Board”) and were unanimously approved by the Compensation Committee of the Board, the Audit Committee of the Board and the full Board, a majority of the members of which are independent directors.

                As previously announced, the Company has commenced a formal sale process in an effort to maximize stockholder value by seeking for its stockholders the highest price reasonably attainable for the Company.  The formal sale process may involve a single transaction for a sale of the Company as a whole, or separate transactions for the sale of Primrose followed by the sale of the remainder of the Company.

                The Board has assigned Capital Partners, and its President and Chief Executive Officer, the responsibility to manage the Company’s formal sale process.  Under the Advisory Services Agreement, Capital Partners had agreed to provide advisory services to the Company and its subsidiaries in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy for a fee of $1,550,000 per annum.  Such Agreement, which did not address the compensation to be paid to Capital Partners for managing the formal sale process, provided for an adjustment to the $1,550,000 annual fee in the event of material unforeseen events.  The Company and Capital Partners have renegotiated the terms of the Advisory Services Agreement for the period commencing on January 1, 2006 in light of the commencement of the formal sale process, the additional responsibilities assigned by the Board to Capital Partners in connection with its management of the formal sale process and the possible sale of the Company and possible separate sale of Primrose.

                Pursuant to the Amended Advisory Services Agreement: (i) Capital Partners is required to continue, from and after January 1, 2006, to provide regular advisory services to the Company and its subsidiaries for the same $1,550,000 annual fee as was previously in effect; (ii) Capital Partners is required to provide 2006 advisory services to the Company and its subsidiaries for a period of up to six months following a sale of the Company in order to provide transitional support services for the benefit of the buyer of the Company; (iii) in the event of a separate sale of Primrose, Capital Partners is required to provide 2006 advisory services to Primrose and its subsidiaries for a period of up to six months following a sale of Primrose in order to provide transitional support services for the benefit of the buyer of Primrose; (iv) in the event of a separate sale of Primrose, Primrose is required to pay 25% of the $1,550,000 annual fee payable to Capital Partners for the transitional support services for the six-month period following the sale of Primrose; (v) Capital Partners is required to forfeit its right to one-quarter of the $1,550,000 annual fee for 2006 in the event that a sale of the Company is consummated on or before March 31, 2006 and forfeit a pro rated portion of such amount in the event that a sale of the Company is consummated between April 1, 2006 and June 30, 2006; (vi) Capital Partners is required to provide the Company with advisory services in the areas of planning the formal sale process, selecting and evaluating potential buyers, negotiating directly or indirectly with potential buyers and consummating a sale of the Company and, if applicable, a sale of Primrose; and (vii) Capital Partners is provided with the opportunity to earn an incentive sales bonus with a targeted value of $2,000,000, subject to adjustment depending upon the per share consideration realized by the stockholders of the Company from the formal sale process, provided that Capital Partners’ management of the sale process is successful in realizing a per share consideration acceptable to a majority of the independent directors on the Board, in their sole discretion.  The opportunity to earn such incentive sales bonus is being provided to compensate Capital Partners for the additional services it is providing in connection with the management of the formal sale process, to incentivize Capital Partners to achieve for the stockholders of the Company the highest per share consideration reasonably obtainable and to provide a measure of employment continuation and severance for the employees of Capital Partners whose services on behalf of the Company will cease upon the expiration of the transitional support services periods described above.

                The Amended Advisory Services Agreement is effective for the calendar year 2006 and is automatically renewed under its then-existing terms for additional one-year periods unless either (a) a sale of the Company is consummated prior to December 31, 2006 or (b) the Company or Capital Partners gives at least 60 days’ prior written notice to the other.  Additionally, Capital Partners’ right to receive the incentive sales bonus terminates if a sale of Security Capital is not consummated on or before June 30, 2006, unless a majority of the independent directors on the Board, in their sole discretion, determine to extend such termination date beyond June 30, 2006 after considering all the facts and circumstances at such time.

                Capital Partners and its affiliates are the beneficial owners of approximately 81.8% of the Company’s outstanding shares.  Additionally, Brian D. Fitzgerald, the Chairman, Chief Executive Officer and a director of the Company, is the sole stockholder and director of Capital Partners, and A. George Gebauer, the Vice Chairman, Secretary and a director of the Company, and William R. Schlueter, a Senior Vice President and Chief Financial Officer of the Company, are officers of Capital Partners.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                The information required by this Item 2.03 is included in Item 1.01 above and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 30, 2005

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
	Name:	William R. Schlueter
	Title:	Senior Vice President and
Chief Financial Officer